Exhibit 99.1

Montauk Renewables Announces Third Quarter 2022 Results

PITTSBURGH, PENNSYLVANIA – November 9, 2022—Montauk Renewables, Inc. (“Montauk” or “the Company”) (NASDAQ: MNTK), a renewable energy company specializing in the management, recovery and conversion of biogas into renewable natural gas (“RNG”), today announced financial results for the third quarter ended September 30, 2022.

Third Quarter Financial Highlights:

•	Revenues of $55.9 million, increased 40.5% as compared to the third quarter of 2021

•	Net Income of $11.2 million, increased 25.7% as compared to the third quarter of 2021

•	Non-GAAP Adjusted EBITDA of $20.9 million, increased 62.7% as compared to the third quarter of 2021

•	RNG production of 1.4 million MMBtu, decreased 4.8% as compared to the third quarter of 2021

Montauk’s third quarter revenue reflects an increase in pricing of both gas commodity and the average realized price of D3 Renewable Identification Numbers (“RINs”) sold. The increase in price has offset a nominal decrease in RNG volumes and the impacts of counter party sharing agreement revenues recognized in the prior period which expired. In the third quarter, our Board of Directors, and in connection with the projected growth of biogas feedstock availability from the host landfill , approved a capital improvement project to build a second production facility at the Apex landfill. Once commercially operational, we expect this facility will increase our RNG processing capacity approximately 40%. We have already started planning for the construction of this facility and expect it to become commercially operational in 2024. During the third quarter, our dairy host at our Pico facility began delivering two tranches of increased feedstock for which we made two payments as required under our agreement with the dairy. We began releasing gas from storage associated with the Pico facility and received the New Renewable Energy Facility designation from the North Carolina Utilities Commission (“NCUC”) for the Turkey, NC location of our Montauk Ag Renewables development. The Turkey location was also accepted into the NCUC’s pilot project portfolio.

Third Quarter Financial Results

Total revenues in the third quarter of 2022 were $55.9 million, an increase of $16.1 million (40.5%) compared to $39.7 million in the third quarter of 2021. Increased realized RIN pricing during the third quarter of 2022 of $3.49 compared to $1.65 in third quarter of 2021 was the primary driver for this increase in total revenues. Additionally, an increase in natural gas index prices of 104.5% in the third quarter of 2022 of $8.20 compared to$4.01 in the third quarter of 2021 also contributed to the increase. Offsetting these increases were $2.8 million of lower revenues recognized under counterparty sharing arrangements in the third quarter of 2022 compared to the third quarter of 2021 due to these arrangements ending. Operating and maintenance expenses for our RNG facilities were $12.1 million, an increase of $3.3 million (38.4%) compared to $8.7 million in the third quarter of 2021. The primary driver of this increase is related to increased utilities expense of $2.2 million in the third quarter of 2022 compared to the third quarter of 2021. Partially offsetting the RNG operating and maintenance expenses increase was a decrease in our Renewable Electricity Generation operating and maintenance expenses to $2.1 million in the third quarter of 2022 compared to $3.5 million (41.4%) in the third quarter of 2021. The primary reason for the decrease related to reduced scheduled preventative maintenance at our Bowerman facility. Total general and administrative expenses were $8.4 million in the third quarter of 2022, an increase of $0.9 million (12.6%) compared to $7.5 million in the third quarter of 2021. Operating profit in the third quarter of 2022 was $13.6 million, an increase of $6.9 million (102.6%) compared to an operating profit of $6.7 million in the third quarter of 2021. Net income in the third quarter of 2022 was $11.2 million, an increase of $2.3 million (25.8%) compared to a net income of $8.9 million in the third quarter of 2021.

Third Quarter Operational Results

We produced 1.4 million Metric Million British Thermal Units (“MMBtu”) of RNG during the third quarter of 2022, a decrease of 0.1 million compared to 1.5 million MMBtu produced in the third quarter of 2021. Our Apex facility produced 26 fewer MMBtu in the third quarter of 2022 compared to the third quarter of 2021as a result of landfill filling patterns resulting in lower production. Also contributing to the decrease is our Atascocita facility producing 53 fewer MMBtu in the third quarter of 2022 compared to the third quarter of 2021 as a result of increased contaminants in the feedstock which lowers processing efficiency. We produced approximately 49 megawatt hours (“MWh”) in Renewable Electricity in the third quarter of 2022, an increase of 6 MWh compared to 43 MWh produced in the third quarter of 2021. Our Security facility produced approximately 3 MWh in the third quarter of 2022 compared to no production in the third quarter of 2021 as a result of the prior period engine restoration project. Our Bowerman facility produced 4 MWh more in the third quarter of 2022 compared to the third quarter of 2021 as a result of preventative engine maintenance performed during the third quarter of 2021. Our Tulsa facility produced approximately 1 MWh less in the third quarter of 2022 compared to the third quarter of 2021 due to reduced feedstock availability at the landfill

Updated 2022 Full Year Outlook:

•	RNG revenues expected to range between $196.0 and $216.0 million

•	RNG production volumes expected to range between 5.6 and 5.9 million MMBtu

•	Renewable Electricity revenues expected to range between $17.0 and $18.0 million

•	Renewable Electricity production volumes expected to range between 188 and 198 thousand MWh

Conference Call Information

The Company will host a conference call today at 5:00 p.m. ET to discuss results. The register for the conference call will be available via the following link:

•	https://register.vevent.com/register/BIa09124808e4c45488e360aa2e86b6b22

Please register for the conference call and webcast using the above link in advance of the call start time. The webcast platform will register your name and organization as well as provide dial-ins numbers and a unique access pin. The conference call will be broadcast live and be available for replay at https://www.globenewswire.com/Tracker?data=Y4TDFztcDwpbxZZXF3BSurGlWjtiUxMZnx8-Ph-Yzfia1Gmi2qsn-sSbBhaRbgFp8n9p0n J13-rCQgxxuctd_-Ie02bDgCBvisFDhElBlWQ= and on the Company’s website at https://ir.montaukrenewables.com after 8:00 p.m. Eastern time on the same day through November 9, 2023.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to EBITDA and Adjusted EBITDA, which are Non-GAAP financial measures. We present EBITDA and Adjusted EBITDA because we believe the measures assist investors in analyzing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

In addition, EBITDA and Adjusted EBITDA are financial measurements of performance that management and the board of directors use in their financial and operational decision-making and in the determination of certain compensation programs. EBITDA and Adjusted EBITDA are supplemental performance measures that are not required by or presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered alternatives to net (loss) income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of our liquidity or profitability.

About Montauk Renewables, Inc.

Montauk Renewables, Inc. (NASDAQ: MNTK) is a renewable energy company specializing in the management, recovery and conversion of biogas into RNG. The Company captures methane, preventing it from being released into the atmosphere, and converts it into either RNG or electrical power for the electrical grid (“Renewable Electricity”). The Company, headquartered in Pittsburgh, Pennsylvania, has more than 30 years of experience in the development, operation and management of landfill methane-fueled renewable energy projects. The Company has current operations at 15 operating projects located in California, Idaho, Ohio, Oklahoma, Pennsylvania, North Carolina and Texas. The Company sells RNG and Renewable Electricity, taking advantage of Environmental Attribute premiums available under federal and state policies that incentivize their use. For more information, visit https://ir.montaukrenewables.com

Company Contact:

John Ciroli

Vice President, General Counsel and Secretary

investor@montaukrenewables.com

(412) 747-8700

Investor Relations Contact:

Georg Venturatos

Gateway Investor Relations

MNTK@GatewayIR.com

(949) 574-3860

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of U.S. federal securities laws that involve substantial risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to our financial condition, results of operations, plans, objectives, strategies, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “assume,” “believe,” “can have,” “contemplate,” “continue,” “strive,” “aim,” “could,” “design,” “due,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operational performance or other events. For example, all statements we make relating to future results of operations, financial condition, expectations and plans of the Company, including expected benefits of the Pico feedstock amendment, Montauk Ag project in North Carolina, and Apex facilities, the anticipated completion of the Raeger capital improvement project, the resolution of gas collection issues at the McCarty facility, our estimated and projected costs, expenditures, and growth rates, our plans and objectives for future operations, growth, or initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expect and, therefore, you should not unduly rely on such statements. The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by these forward-looking statements include but are not limited to:

our ability to develop and operate new renewable energy projects, including with livestock farms, and related challenges associated with new projects, such as identifying suitable locations and potential delays in acquisition financing, construction, and development; reduction or elimination of government economic incentives to the renewable energy market; the inability to complete strategic development opportunities; deterioration in general economic conditions outside our control including the impacts of supply chain disruptions, inflationary cost increases, and other macroeconomic factors; continued inflation could raise our operating costs or increase the construction costs of our existing or new projects; rising interest rates could increase the borrowing costs of future indebtedness; the potential failure to retain and attract qualified personnel of the Company or a possible increased reliance on third-party contractors as a result; the impact of the ongoing COVID-19 pandemic on our business, financial condition and results of operations; the length of development and optimization cycles for new projects, including the design and construction processes for our renewable energy projects; dependence on third parties for the manufacture of products and services and our landfill operations; the quantity, quality and consistency of our feedstock volumes from both landfill and livestock farm operations; reliance on interconnections to distribution and transmission products for our Renewable Natural Gas and Renewable Electricity Generation segments; our projects not producing expected levels of output; the anticipated benefits of the Raeger capital improvement project, Pico feedstock amendment and the Montauk Ag project in North Carolina; potential benefits associated with the combustion-based oxygen removal condensate neutralization technology; resolution of gas collection issues at the McCarty facility; concentration of revenues from a small number of customers and projects;; our outstanding indebtedness and restrictions under our credit facility; our ability to extend our fuel supply agreements prior to expiration; our ability to meet milestone requirements under our power purchase agreements; existing regulations and changes to regulations and policies that effect our operations; expected benefits from the extension of the Production Tax Credit under the Inflation Reduction Act of 2022; decline in public acceptance and support of renewable energy development and projects; our expectations regarding Environmental Attribute volume requirements and prices and commodity prices; our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act (“JOBS Act”); our expectations regarding future capital expenditures, including for the maintenance of facilities; our expectations regarding the use of net operating losses before expiration; our expectations regarding more attractive carbon intensity scores by regulatory agencies for our livestock farm projects; market volatility and fluctuations in commodity prices and the market prices of Environmental Attributes and the impact of any related hedging activity; regulatory changes in federal, state and international environmental attribute programs and the need to obtain and maintain regulatory permits, approvals, and consents; profitability of our planned livestock farm projects; sustained demand for renewable energy; security threats, including cyber-security attacks; potential liabilities from contamination and environmental conditions; potential exposure to costs and liabilities due to extensive environmental, health and safety laws; impacts of climate change, changing weather patterns and conditions, and natural disasters; failure of our information technology and data security systems; increased competition in our markets; continuing to keep up with technology innovations; concentrated stock ownership by a few stockholders and related control over the outcome of all matters subject to a stockholder vote; and other risks and uncertainties detailed in the section titled “Risk Factors” in our latest Annual Report on Form 10-K.

We make many of our forward-looking statements based on our operating budgets and forecasts, which are based upon detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in our Securities and Exchange Commission filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. The forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

MONTAUK RENEWABLES, INC. CONDENSED

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data):

	As of September 30, 2022	As of December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$95,619	$53,266
Accounts and other receivables	12,264	9,338
Related party receivable	8,940	8,940
Current portion of derivative instrument	718	—
Prepaid expenses and other current assets	4,110	2,846
Assets held for sale	—	777

Total current assets	$121,651	$75,167
Restricted cash – non-current	$407	$328
Property, plant and equipment, net	173,968	180,893
Goodwill and intangible assets, net	15,897	14,113
Deferred tax assets	4,568	10,570
Non-current portion of derivative instrument	1,244	—
Operating lease right-of-use assets	124	305
Finance lease right-of-use assets	113	—
Other assets	5,971	5,104

Total assets	$323,943	$286,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,369	$4,973
Accrued liabilities	17,243	10,823
Income tax payable	288	—
Current portion of derivative instrument	1,440	650
Current portion of operating lease liability	84	296
Current portion of finance lease liability	69	—
Current portion of long-term debt	7,854	7,815

Total current liabilities	$30,347	$24,557
Long-term debt, less current portion	$65,485	$71,392
Non-current portion of derivative instrument	—	189
Non-current portion of operating lease liability	21	27
Non-current portion of finance lease liability	42	—
Asset retirement obligation	5,397	5,301
Other liabilities	3,843	2,721

Total liabilities	$105,135	$104,187

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 690,000,000 shares; 143,603,681 and 143,584,827 shares issued at September 30, 2022 and December 31, 2021, respectively; 141,290,748 and 141,015,213 shares outstanding at September 30, 2022 and at December 31, 2021, respectively	1,410	1,410
Treasury stock, at cost, 959,344 and 950,214 shares at September 30, 2022 and December 31, 2021, respectively	(10,904)	(10,813)
Additional paid-in capital	203,606	196,224
Retained earnings (deficit)	24,696	(4,528)

Total stockholders’ equity	$218,808	$182,293

Total liabilities and stockholders’ equity	$323,943	$286,480

MONTAUK RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Total operating revenues	$55,860	$39,749	$155,916	$102,872
Operating expenses:
Operating and maintenance expenses	$14,134	$13,123	$42,205	$36,954
General and administrative expenses	8,466	7,520	25,715	35,280
Royalties, transportation, gathering and production fuel	12,188	6,636	34,484	18,840
Depreciation, depletion and amortization	5,167	5,666	15,453	17,062
Gain on insurance proceeds	—	(157)	(313)	(238)
Impairment loss	2,273	—	2,393	626
Transaction costs	—	232	32	357

Total operating expenses	$42,228	$33,020	$119,969	$108,881
Operating income (loss)	$13,632	$6,729	$35,947	$(6,009)
Other expenses (income):
Interest expense	36	697	339	2,064
Other (income) expense	(131)	617	(463)	662

Total other (income) expense	$(95)	$1,314	$(124)	$2,726
Income (loss) before income taxes	$13,727	$5,415	$36,071	$(8,735)
Income tax expense (benefit)	2,540	(3,481)	6,847	1,286

Net income (loss)	$11,187	$8,896	$29,224	$(10,021)

Earnings (loss) per share:
Basic	$0.08	$0.06	$0.21	$(0.07)
Diluted	$0.08	$0.06	$0.20	$(0.07)
Weighted-average common shares outstanding:
Basic	141,290,748	141,015,213	141,156,126	141,015,213
Diluted	142,722,396	141,048,006	142,627,711	141,015,213

MONTAUK RENEWABLES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands):

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$29,224	$(10,021)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	15,453	17,062
Provision for deferred income taxes	6,002	1,124
Stock-based compensation	7,382	19,713
Derivative mark-to-market adjustments and settlements	(1,359)	(1,011)
Gain on property insurance proceeds	(313)	(238)
Earn out increase (decrease)	1,122	(694)
Net (gain) loss on sale of assets	(250)	822
Accretion of asset retirement obligations	174	304
Amortization of debt issuance costs	314	395
Impairment loss	2,393	626
Changes in operating assets and liabilities:
Accounts and other receivables and other current assets	(5,252)	(7,272)
Accounts payable and other accrued expenses	4,919	488

Net cash provided by operating activities	$59,809	$21,298
Cash flows from investing activities
Capital expenditures	$(12,750)	$(7,702)
Asset acquisition	—	(4,142)
Cash collateral deposits	79	118
Proceeds from sale of assets	1,088	74
Proceeds from insurance recovery	313	238

Net cash used in investing activities	$(11,270)	$(11,414)
Cash flows from financing activities:
Repayments of long-term debt	(6,000)	(7,500)
Proceeds from initial public offering	—	15,593
Treasury stock purchase	(91)	(10,813)
Loan to Montauk Holdings Limited	—	(7,140)
Finance lease payments	(15)	—

Net cash used in financing activities	$(6,106)	$(9,860)
Net increase (decrease) in cash and cash equivalents and restricted cash	$42,433	$24
Cash and cash equivalents and restricted cash at beginning of period	$53,612	$21,559

Cash and cash equivalents and restricted cash at end of period	$96,045	$21,583

Reconciliation of cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$95,619	$20,892
Restricted cash and cash equivalents—current	19	118
Restricted cash and cash equivalents—non-current	407	573

	$96,045	$21,583

MONTAUK RENEWABLES, INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

(in thousands):

The following table provides our EBITDA and Adjusted EBITDA, as well as a reconciliation to net income, which is the most directly comparable GAAP measure, for the three months ended September 30, 2022 and 2021:

	For the three months ended September 30,
	2022	2021
Net income	$11,187	$8,896
Depreciation and amortization	5,167	5,666
Interest expense	36	697
Income tax expense (benefit)	2,540	(3,481)

Consolidated EBITDA	18,930	11,778
Net loss on sale of assets	43	822
Impairment loss	2,273	—
Unrealized gains on hedging activities	(367)	—
Transaction Costs	—	232

Adjusted EBITDA	$20,879	$12,832

The following table provides our EBITDA and Adjusted EBITDA, as well as a reconciliation to net income (loss), which is the most directly comparable GAAP measure, for the nine months ended September 30, 2022 and 2021:

	For the nine months ended September 30,
	2022	2021
Net income (loss)	$29,224	$(10,021)
Depreciation and amortization	15,453	17,062
Interest expense	339	2,064
Income tax expense	6,847	1,286

Consolidated EBITDA	51,863	10,391
Net (gain) loss on sale of assets	(250)	822
Impairment loss	2,393	626
Unrealized losses on hedging activities	1,440	—
Transaction costs	32	357

Adjusted EBITDA	$55,478	$12,196